As filed with the Securities and Exchange Commission on October 5, 2015

Registration No. 333-178005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LRR ENERGY, l.p.

(Exact name of registrant as specified in its charter)

 _____________________

LRE GP, LLC LONG-TERM INCENTIVE PLAN

(Full title of the plan)

 _____________________

Delaware	90-0708431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Scott W. Smith LRE GP, LLC
5847 San Felipe, Suite 3000	5847 San Felipe, Suite 3000
Houston, Texas 77057	Houston, Texas 77057
(832) 327-2255	(832) 327-2255
(Address, including zip code, and telephone	(Name, address, including zip code, and telephone
number, including area code, of registrant’s	number, including area code,
principal executive offices)	of agent for service)

_____________________

With a copy to:

Douglas V. Getten
Paul Hastings LLP
600 Travis Street, Suite 5800

Houston, Texas 77002

(713) 860-7300

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On November 16, 2011, LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), filed a registration statement on Form S-8 (Registration No. 333-178005) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 1,500,000 common units representing limited partner interests in the Partnership issuable pursuant to the LRE GP, LLC Long-Term Incentive Plan (collectively, the “Registered Securities”).

Pursuant to the Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among Vanguard Natural Resources, LLC, Lighthouse Merger Sub, LLC (“Merger Sub”), Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P., Lime Rock Resources II-C, L.P., the Partnership and LRE GP, LLC, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity, on October 5, 2015 (the “Merger”).

In connection with the Merger, as of the date hereof, the offer and sale of the Registered Securities is terminated, and in accordance with an undertaking made by the Partnership in the Registration Statement, the Partnership hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LRR Energy, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2015.

LRR ENERGY, L.P.

By: LRE GP, LLC, as General Partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on October 5, 2015.

Name	Title

/s/ Scott W. Smith	Chief Executive Officer and Director
Scott W. Smith	(Principal Executive Officer)

/s/ Richard A. Robert	Executive Vice President, Chief Financial Officer, Corporate Secretary and Director
Richard A. Robert	(Principal Financial Officer and Principal Accounting Officer)

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